As filed with the Securities and Exchange Commission on January 27, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC

(Exact name of registrant as specified in its charter)

England and Wales	2835	98-1574150
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1001 Route 202

Raritan, New Jersey 08869

Telephone: (908) 218-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael A. Schlesinger

Executive Vice President, General Counsel and Secretary

1001 Route 202

Raritan, New Jersey 08869

Telephone: (908) 218-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick H. Shannon, Esq. Jason M. Licht, Esq. Latham & Watkins LLP 555 Eleventh Street, NW, Suite 1000 Washington, D.C. 20004 Telephone: (202) 637-2200	William J. Miller, Esq. Noah B. Newitz, Esq. Cahill Gordon & Reindel LLP 32 Old Slip New York, New York 10005 Telephone: (212) 701-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-251875)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Ordinary shares, $0.00001 par value per ordinary share	6,900,000	$17.00	$117,300,000	$12,797.43

(1)

Represents only the additional number of ordinary shares being registered, and includes 900,000 additional ordinary shares that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-251875) (the “Initial Registration Statement”).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)

In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No.333-251875) (the “Initial Registration Statement”), is hereby registered. The Registrant previously registered 80,500,000 ordinary shares with a proposed maximum aggregate offering price of $1,851,500,000 on the Initial Registration Statement, which was declared effective on January 27, 2021 and for which a filing fee of $201,998.65 was previously paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purposes of registering 6,900,000 ordinary shares, par value $0.00001 per share, of Ortho Clinical Diagnostics Holdings plc. The contents of the Registration Statement on Form S-1, as amended (File No. 333-251875), which was initially filed on January 4, 2021, and which was declared effective by the Securities and Exchange Commission on January 27, 2021, including the exhibits thereto, are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)

Exhibits. The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-251875) (the “Prior Registration Statement”), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit No.	Description

5.1*	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement).

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (incorporated by reference to the signature page of the Prior Registration Statement).

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Raritan, New Jersey, on January 27, 2021.

Ortho Clinical Diagnostics Holdings plc

By:	/s/ Chris Smith
	Name: Title:	Chris Smith Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on January 27, 2021.

Signature	Title

/s/ Chris Smith	Chairman and Chief Executive Officer
Chris Smith	(Principal Executive Officer)

/s/ Joseph M. Busky	Chief Financial Officer and Authorized Representative in the United States
Joseph M. Busky	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Robert Yates

*	Director
Karen H. Bechtel

*	Director
Allan Holt

*	Director
Carl Hull

*	Director
Ron Labrum

*	Director
Thomas Mac Mahon

*	Director
David Perez

*	Director
Robert R. Schmidt

*	Director
Stephen H. Wise

* By:	/s/ Chris Smith
Chris Smith, Attorney-in-Fact